UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-A/A
Amendment No. 1
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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BRAINSWAY LTD.
(Exact name of registrant as specified in its charter)
__________________

Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19 Hartum Street, Bynet Building, 1st Floor, Har HaHotvim, Jerusalem, Israel	91451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.04 per share	The NASDAQ Stock Market LLC
Warrants (Series 5) to Purchase Ordinary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173437

Securities to be registered pursuant to Section 12(g) of the Act:  None

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form 8-A, File No. 001-35165, filed on May 5, 2011 (the “Original Form 8-A”) of Brainsway Ltd. (the “Registrant”) is being filed for the sole purpose of adding the Registrant’s warrants (Series 5) to purchase ordinary shares, par value NIS 0.04 per share (“Ordinary Shares”) (the “Warrants”) as an additional class of securities that the Registrant seeks to register pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In light of the revised terms for the Registrant’s prospective initial public offering in the United States, which now contemplate the issuance and sale by the Registrant of the Warrants along with Ordinary Shares, and the Company’s application to list the Warrants for trading on the NASDAQ Capital Market, as described in the Registration Statement (as defined in Item 1 below), the Registrant seeks to add the Warrants to the classes of securities for which the Company seeks registration pursuant to Section 12(b) of the Exchange Act.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Ordinary Shares and Warrants of the Registrant to be registered hereunder, reference is made to the information set forth under the caption “Description of Share Capital” in the prospectus included in the Registrant’s registration statement on Form F-1 (File No. 333-173437), originally filed with the Securities and Exchange Commission on April 11, 2011, as amended by Amendment No. 1 filed on April 28, 2011 and Amendment No. 2 filed on May 26, 2011, and as may be amended further from time to time (the “Registration Statement”), which information is incorporated by reference herein.  The description of the Ordinary Shares and the Warrants set forth in any form of prospectus filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, shall likewise be incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Exhibit Description

3.1
Articles of Association of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement, as filed with the Securities and Exchange Commission on April 28, 2011)

4.1	Specimen Ordinary Share certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement, as filed with the Securities and Exchange Commission on April 11, 2011)

4.2	Specimen Series 5 Warrant certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 2 to the Registration Statement, as filed with the Securities and Exchange Commission on May 26, 2011)

4.3
Form of Warrant Agreement for Series 5 Warrants (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registration Statement, as filed with the Securities and Exchange Commission on May 26, 2011)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRAINSWAY LTD. (Registrant)
Date: May 31, 2011	By:	/s/ Uzi Sofer
Name: Uzi Sofer Title: Chief Executive Officer